Exhibit 99.1

Catheter Precision Reports 2025 Results and Updates on Strategic Expansion

Clinical, Commercial and Regulatory Milestones Achieved in 2025 Establish a Strong Foundation in Life Sciences as Revenue Increases 95% Year Over Year

Acquisition of Flyte and Strengthened Capital Position Unlock Multi-Segment Growth Strategy with Multiple Near-Term Catalysts

FORT MILL, S.C., March 31, 2026 – Catheter Precision, Inc. (NYSE American: VTAK) (“VTAK” or the “Company”), a U.S.-based innovative medical device company focused on electrophysiology products, today announced its financial results and operational update for the fourth quarter and full year ended December 31, 2025 as well as certain other business updates.

2025: Execution Across Clinical, Commercial and Regulatory Milestones

Catheter Precision delivered meaningful progress across its core medical device platform in 2025, advancing both commercialization and clinical validation.

Operational Highlights

●	CE Mark received for LockeT in April 2025
●	First commercial LockeT sales in Europe
●	Added 32 new customers across the VIVO and LockeT platforms
●	Four abstracts accepted at the annual Heart Rhythm Society Meeting

Management Commentary

“We are pleased with our progress in 2025,” said David A. Jenkins, Chief Executive Officer of Catheter Precision. “We expanded our customer base, advanced commercialization in Europe, and continued to demonstrate the clinical value of both VIVO and LockeT. We believe these achievements position us well as we enter our next phase of growth.”

Post-Year-End: Strategic Transformation and Platform Expansion

Subsequent to year-end, the Company acquired Fly Flyte, Inc., as disclosed in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on March 9, 2026.

Flyte is a technology-enabled regional air mobility company operating a growing fleet of Cirrus Vision Jets. Focused on high frequency, short haul markets, Flyte is providing a faster, safer, and more efficient alternative to commercial and existing private charter air travel. With certified aircraft, active revenue generating operations and scalable fleet expansion underway, Flyte is seeking to build a disciplined, asset backed aviation infrastructure designed to serve underserved regional markets.

This transaction represents a strategic expansion into a large and rapidly growing market, positioning the Company to build a diversified platform spanning both healthcare technology and regional aviation.

In parallel, the Company completed financing initiatives designed to strengthen its balance sheet and support the execution of its multi-year growth strategy.

Two Platforms. Multiple Catalysts

Following the Flyte acquisition, VTAK will operate across two distinct business segments:

Medical Device Platform (VIVO & LockeT)

●	Commercial-stage electrophysiology technologies
●	Expanding global footprint and clinical validation
●	Positioned for continued adoption and growth

Aviation Platform (Flyte)

●	Technology-enabled regional air mobility platform
●	Active revenue-generating operations with a scalable fleet model
●	Targeting high-frequency, short-haul markets with strong demand characteristics

Strategic Outlook

Management believes the Company is entering 2026 with:

●	Two differentiated growth platforms operating in large addressable markets
●	Strengthened capital resources to support expansion initiatives
●	Multiple strategic pathways to unlock and optimize shareholder value

These include:

●	Scaling the Flyte aviation platform across additional markets
●	Continued commercialization and clinical adoption of VIVO and LockeT
●	Evaluation of strategic alternatives across business segments to enhance valuation and investor visibility

The Company believes these initiatives create a compelling framework for accelerated growth and a potential re-rating as execution milestones are achieved.

2025 Full Year Financial Highlights

●	2025 Revenue of $819 thousand, a 95% increase over 2024 Revenue of $420 thousand.
●	2025 Gross Margin of 92.3% compared with 90.0% in 2024.
●	Net Loss of $17.2 million of which $7.8 million was non-cash compared with $16.6 million of which $7.5 million was non-cash in 2024.[1]

2025 Fourth Quarter Financial Highlights

●	Revenue increased 60% to $238 thousand compared to fourth quarter of 2024 Revenue of $148 thousand.
●	Gross margin of 91.6% compared to 92.6% in Q4 2024.
●	Net Loss of $5.3 million of which $3.5 million was non-cash compared with $5.6 million of which $3.1 million was non-cash in 2024.[1]

1. Non-cash calculations are non-GAAP measures described in the section titled “Non-GAAP Financial Measures” below and reconciled to the most directly comparable GAAP measures at the end of this release.

About Catheter Precision

Catheter Precision is an innovative U.S.-based medical device company bringing new solutions to market to improve the treatment of cardiac arrhythmias. It is focused on developing groundbreaking technology for electrophysiology procedures by collaborating with physicians and continuously advancing its products.

About VIVO

Catheter Precision's VIVO™ (View Into Ventricular Onset), is a non-invasive 3D imaging system that enables physicians to identify the origin of ventricular arrhythmias pre-procedure, thereby streamlining workflow and reducing procedure time. VIVO has received marketing clearance from the U.S. FDA and has the CE mark.

About LockeT

Catheter Precision’s LockeT is a suture retention device intended to assist in hemostasis after percutaneous venous punctures. LockeT is a Class 1 device registered with the FDA.

About Flyte

Flyte is a technology-enabled Regional Air Mobility Company operating a growing fleet of Cirrus Vision Jets. Focused on high frequency, short haul markets, Flyte provides a faster, safer, and more efficient alternative to commercial and existing private charter air travel.

Flight operations are conducted through Flyte’s wholly-owned subsidiary, Ponderosa Air, LLC, an FAA certified Part 135 air carrier. With certified aircraft, active revenue generating operations, and scalable fleet expansion underway, Flyte is seeking to building disciplined, asset backed aviation infrastructure designed to serve underserved regional markets.

For more information, visit www.flyte.travel

Additional Information

This release and all other releases from Catheter Precision, Inc. are limited in their entirety by other information filed with the U.S. Securities and Exchange Commission (the “SEC”) including, but not limited to, our latest Form 10-K, Form 10-Q’s, and Form 8-K’s, and should be read in conjunction with those filings.

Non-GAAP Financial Measures

Certain Non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company excludes certain items, such as amortization of intangible assets, stock-based compensation, tax impact of adjustments, other unusual items and discrete items impacting income tax expense. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such Non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the Non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The Non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These Non-GAAP financial measures may differ materially from the Non-GAAP financial measures used by other companies.

Forward Looking Statements

This communication contains forward-looking statements. Forward-looking statements can be identified by words such as "believe," "anticipate," "may," "might," "can," "could," "continue," "depends," "expect," "expand," "forecast," "intend," "predict," "plan," "rely," "should," "will," "may," "seek," or the negative of these terms and other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this press release include, but are not limited to, statements regarding the following: our belief that our VIVO and Locket achievements position us well as we enter our next phase of growth, our belief the Company in entering into 2026 with two differentiated growth platforms operating in large addressable markets, strengthened capital resources to support expansion initiatives and multiple strategic pathways to unlock and optimize shareholder value and our belief the Company’s current initiatives create a compelling framework for accelerated growth and a potential re-rating as execution milestones are achieved . The Company's expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks and changes in circumstances, including but not limited to risks and uncertainties included under the caption "Risk Factors" in the Company's 2025 Form 10-K filed with the SEC and available at www.sec.gov. These risks and uncertainties include, but aren't limited to, that the results of anticipated trials may not turn out as we currently expect and future trials may not occur on the time tables we expect or may be more costly than anticipated, we do not have sufficient liquidity to fund our operations through fiscal year 2026 unless we are able to obtain additional financing or enter into a strategic transaction that would provide additional liquidity, our ability to implement and integrate our new Flyte acquisition and strategy, we will not be able to reach profitability unless we are able to achieve our product expansion and growth goals, our research and development and commercialization efforts may depend on entering into agreements with corporate collaborators, we have entered into joint marketing agreements with respect to our products, and may enter into additional joint marketing agreements, that will reduce our revenues from product sales, royalty agreements with respect to our LockeT device will reduce any future profits from this product, if we experience significant disruptions in our information technology systems, our business may be adversely affected, litigation and other legal proceedings may adversely affect our business, if we make acquisitions or divestitures, we could encounter difficulties that harm our business, failure to attract and retain sufficient qualified personnel could also impede our growth, failure to maintain effective internal controls could cause our investors to lose confidence in us and adversely affect the market price of our common stock, , we may not be able to accurately report our financial results or prevent fraud, our revenues may depend on our customers' receipt of adequate reimbursement from private insurers and government sponsored healthcare programs, we may be unable to compete successfully with companies in our highly competitive industry, many of whom have substantially greater resources than we do, our future operating results depend upon our ability to obtain components in sufficient quantities on commercially reasonable terms or according to schedules, prices, quality and volumes that are acceptable to us, and suppliers may fail to deliver components, or we may be unable to manage these components effectively or obtain these components on such terms, if hospitals, physicians and patients do not accept our current and future products or if the market for indications for which any product candidate is approved is smaller than expected, we may be unable to generate significant revenue, if any, our medical device operations are subject to pervasive and continuing FDA regulatory requirements, our products may be subject to additional recalls, revocations or suspensions after receiving FDA or foreign approval or clearance, which could divert managerial and financial resources, harm our reputation, and adversely affect our business, changes in trade policies among the U.S. and other countries, in particular the imposition of new or higher tariffs, could place pressure on our average selling prices as our customers seek to offset the impact of increased tariffs on their own products, increased tariffs or the imposition of other barriers to international trade could have a material adverse effect on our revenues and operating results. The risks and uncertainties described above may be amplified by supply chain disruptions from the Ukraine war or Iran conflict and otherwise, and ongoing volatility in the stock markets and the U.S. economy in general.

The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

CONTACTS:

At the Company

Investor Relations

973-691-2000

IR@catheterprecision.com

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RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(in thousands)

CALCULATION OF NON-CASH NUMBERS

	2025	2024
Net loss	$-17,695	$-16,643

non-cash add backs:
intangible asset impairment	$6,995	-
loss on debt extinguishment	$3,260	-
depreciation & amortization	$2,115	$2,109
stock-based compensation	$338	$54
change in fair value of royalties payable	$-5,709	$2,239
deferred income tax (benefit)	$-1,810	$3,141
acquired in-process R&D	$1,967	-
other	$607	-
total adjusted net loss (non-GAAP)	$7,763	$7,543

	Q4 2025	Q4 2024
Net loss	$-5,336	$-5,628

non-cash add backs:
intangible asset impairment	$6,995	-
loss on debt extinguishment	$3,260	-
depreciation & amortization	$527	$531
stock-based compensation	$79	$18
change in fair value of royalties payable	$-7,813	$-584
deferred income tax (benefit)	$-214	$3,141
acquired in-process R&D	$0	$0
other	$697	$0
total adjusted net loss (non-GAAP)	$3,531	$3,106